                                                                     Exhibit 4.2

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

                                                       CUSIP NO.: 315405 AJ 9

                                FERRO CORPORATION

                          9 1/8% Senior Notes due 2009

No. 1                                                               $200,000,000

              Ferro Corporation, a corporation duly organized and existing under the laws of Ohio (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on January 1, 2009, and to pay interest thereon from December 20, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 in each year, commencing July 1, 2002, at the rate of 9 1/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

              Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in New York, New York or Cleveland, Ohio, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer or by transfer through the Automated Clearing House mechanism to an account maintained by such Person with a bank in the continental United States (so long as the Paying Agent has received proper transfer instructions in writing at least five Business Days prior to the Regular Record Date).

              Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  December 20, 2001

                                            FERRO CORPORATION

                                            By:
                                                --------------------------------

Attest:



------------------------------


                                     Face-2

Reverse of Security.
-------------------

              This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 25, 1998 (herein called the "Indenture"), between the Company and J. P. Morgan Trust Company, National Association, the successor-in-interest to Chase Manhattan Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Company may, without the consent of the Holders of Securities of this series, increase the initial principal amount of the Securities in the future (by "reopening" the series and issuing more Securities) on the same terms and conditions and with the same CUSIP numbers as the Securities.

              The Securities of this series are subject to redemption upon not more than 60 or less than 30 days' notice by mail, at any time or from time to time, in whole or in part, at the option of the Company on any date (a "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided that installments of interest on Securities which are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the holders of such Securities, registered as such at the close of business on the relevant Regular Record Date, according to the terms and the provisions of the Indenture.

              "Treasury Rate" means, with respect to any Redemption Date for the Securities, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (as expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

              "Comparable Treasury Issue" means the United States security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.


                                    Reverse-1

              "Comparable Treasury Price" means with respect to any Redemption Date for the Securities (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee is provided with fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

              "Independent Investment Banker" means Credit Suisse First Boston or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

              "Reference Treasury Dealer" means: (i) Credit Suisse First Boston and its successor; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefore another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third Business Day preceding such Redemption Date.

              In the event of any Change in Control Triggering Event occurring on or prior to maturity, each Holder of Securities shall have the right, at the Holder's option, subject to the terms and conditions of the Indenture, to require the Company to purchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such Holder's Securities on the date that is not less than 30 nor more than 60 Business Days after the occurrence of such Change in Control Triggering Event (the "Change in Control Purchase Date") at a cash price equal to 101% of the principal amount thereof plus accrued interest to the Change in Control Purchase Date (the "Change in Control Purchase Price").

              Within 15 Business Days after the Change in Control Triggering Event, the Company shall mail to the Trustee and to all Holders at their addresses shown in the Securities Register (and to beneficial owners as required by applicable law) a notice regarding the Change in Control Triggering Event, which notice shall state, among other things: (i) the date by which the Change in Control Purchase Notice (as defined below) must be given by such Holder, (ii) the Change in Control Purchase Price, (iii) the Change in Control Purchase Date,
(iv) the name and address of the Trustee and of any other office or agency maintained for the purpose of the surrender of Securities for purchase, (v) the procedures for withdrawing a Change in Control Purchase Notice and (vi) the procedures that Holders shall follow to exercise their right to require the Company to repurchase all or any part of their Securities upon a Change in Control Triggering Event. The Company shall cause a copy of such notice to be published in a daily newspaper of national circulation.

              The Holder shall deliver written notice (a "Change in Control Purchase Notice"), to the Trustee or to any other office or agency maintained for such purpose, of the exercise of such Holder's right to require the Company to repurchase all or any part of such Holder's Securities prior to the close of business on the Business Day immediately prior to the Change in Control Purchase Date. The Change in Control Purchase Notice shall state (i) the CUSIP number and the certificate number, if applicable, of the Securities to be delivered by the Holder for purchase by the Company, (ii) the portion of the principal amount of Securities to be purchased, which portion must be $1,000 or an integral multiple thereof; and (iii) that such Securities shall be submitted for purchase by the Company on the Change in Control Purchase Date pursuant to the applicable provisions of this Security.


                                     Reverse-2

              Any Change in Control Purchase Notice shall be withdrawn by the Holder by a written notice of withdrawal delivered to the Trustee or to any other office or agency maintained for such purpose on the Business Day immediately prior to the Change in Control Purchase Date. The notice of withdrawal shall state the principal amount of the Securities as to which the withdrawal notice relates and the principal amount, if any, which remains subject to the original Change in Control Purchase Notice.

              Payment of the Change in Control Purchase Price for a Security for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Security (together with any endorsements) to the Trustee or to any other office or agency maintained for such purpose, at any time (whether prior to, on or after the Change in Control Purchase Date) after delivery of such Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for such Security will be made promptly following the later of the Change in Control Purchase Date or the time of delivery of such Security. If the Company shall have deposited with the Trustee, in accordance with the Indenture, money sufficient to pay the Change in Control Purchase Price of such Security on the Change in Control Purchase Date, then on and after the Change in Control Purchase Date, such Security shall cease to be outstanding and interest on such Security will cease to accrue, whether or not such Security is delivered to the Trustee or to any other office or agency maintained for such purpose, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the Security). In accordance with the Indenture, no Security may be purchased pursuant to a Change in Control Triggering Event if there has occurred and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Security).

              The Company shall make all filings required under and comply with all federal and state securities laws regulating the purchase of Securities at the option of Holders upon a Change in Control Triggering Event, including, if applicable, Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14e-1 promulgated thereunder and any other applicable tender offer rules.

              "Change in Control" means, with regard to the Company, the occurrence of (i) any consolidation, share exchange or merger, other than, in any case, a transaction in which the Holders of the Company's voting stock immediately prior to the transaction have more than 50%, directly or indirectly, of the voting stock of the surviving corporation immediately after the transaction, (ii) any person, including affiliates of the Company (other than the Company, its subsidiaries or the employee stock ownership plans or employee benefit plans of the Company or any of its subsidiaries) filing a Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such person has become the beneficial owner of 50% or more of the Company's voting stock, or (iii) the conveyance, transfer or lease of the Company's properties and assets substantially as an entirety to any Person.

              "Change in Control Triggering Event" means the occurrence of both a Change in Control and a Rating Decline.

              "Investment Grade" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

              "Moody's" means Moody's Investors Services, Inc. and its successors.

              "Rating Agency" means (i) S&P, (ii) Moody's, or (iii) if S&P or Moody's or both shall not make a rating of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

                                     Reverse-3

              "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB will constitute a decrease of one gradation).

              "Rating Date" means the date which is 30 days prior to the earliest of (i) a Change in Control, (ii) public notice of the occurrence of a Change in Control and (iii) public notice of the intention by the Company to effect a Change in Control.

              "Rating Decline" means the occurrence on or within 30 days after the earlier of the date of public notice of the occurrence of a Chang in Control or the public announcement of the intention by the Company to effect a Change in Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of: (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Investment Grade, the rating of the Securities by both such Rating Agencies below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency is decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

              "S&P" means Standard & Poor's Ratings Services and its successors.

              In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

              If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

              The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth therein.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

              No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and

                                     Reverse-4
unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              The Securities of this series are issuable only in registered form without coupons in denominations of $1000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

              No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

              All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                     Reverse-5

Trustee's Certificate of Authentication
---------------------------------------

              This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


                                          J. P. MORGAN TRUST COMPANY,
                                          NATIONAL ASSOCIATION


                                          By:
                                              ----------------------------------
                                                     Authorized Officer



                                   Reverse-6